UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2013

usell.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50494	98-0412432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 East 33rd Street, Suite 1101 New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 213-6805

Former Address: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2013, usell, Inc. (the “Company”) amended its 2008 Equity Incentive Plan (the “Plan”) to increase the aggregate number of shares of common stock by 3,750,000. The Company is now authorized to issue 4,264,437 shares under the Plan. The Amendment to the Plan has been filed as Exhibit 10.1 to this Current Report on Form 8-K.

Effective October 31, 2013, the Company granted restricted stock units to its directors as described below. The restricted stock units vest annually over a five year period with the first vesting date being October 31, 2014, subject to continued service on each applicable vesting date. Additionally, the restricted stock units will automatically vest under certain circumstances including in the event of a change of control of the Company. The restricted stock units will have no voting rights or dividend rights.

The restricted stock units were granted as follows:

Michael Brauser, Chairman of the Board	1,000,000
Daniel Brauser, Director, Chief Executive Officer and President	550,000
Nikhil Raman, Director and Chief Operating Officer	550,000
Douglas Feirstein, Vice Chairman	350,000
Scott Frohman, Director	150,000
Grant Fitzwilliam, Director	150,000

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Amendment No. 2 to the 2008 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USELL.COM, INC.

Date: November 1, 2013	By:	/s/ Daniel Brauser
	Name:	Daniel Brauser
	Title:	Chief Executive Officer and President